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                                                                       EXHIBIT 5

                                 THE KROGER CO.
                             Cincinnati, Ohio 45202

Paul W. Heldman
Senior Vice President, Secretary
and General Counsel

                                October 29, 1999

Board of Directors
The Kroger Co.
1014 Vine Street
Cincinnati, OH 45202

Ladies and Gentlemen:

I am familiar with the proceedings taken and proposed to be taken by The Kroger Co., an Ohio corporation (the "Company"), in connection with the issuance of up to 1,550,000 shares of its Common Stock and a like number of Preferred Stock Purchase Rights pursuant to the Company's Warrant Dividend Plan (the "Securities") along with an indeterminate number of interests of participation pursuant to the Fred Meyer 401(k) Savings Plan and the Fred Meyer 401(k) Savings Plan for Bargaining Unit Employees (the "Plans"). I have acted as counsel to the Company in connection with its preparation of a Registration Statement relating to that issuance on Form S-8 to be filed by the Company with the Securities and Exchange Commission for the registration of the Securities under the Securities Act of 1933, as amended. I have examined the above-mentioned documents, the Amended Articles of Incorporation and Regulations of the Company, the corporate minutes of the proceedings of the directors and shareholders of the Company, and all other records and documents of the Company as I have deemed necessary in order to express the opinions hereinafter set forth.

Based upon the foregoing, and assuming compliance with applicable federal and state securities laws, I am of the opinion that when the Securities are issued pursuant to the Plans, they will be duly authorized, validly issued and outstanding, fully paid and non-assessable, and when issued pursuant to the Plans, the interests of participation will be validly issued.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Registration Statement as having passed upon the legality of the Securities offered thereby on behalf of the Company.

                                Very truly yours,


                                (Paul Heldman)